                                                                   EXHIBIT 10.12


================================================================================















                                 AQUA-CHEM, INC.
                                      1998
                               PHANTOM STOCK PLAN

















================================================================================

                                TABLE OF CONTENTS



ARTICLE I
         ESTABLISHMENT, PURPOSE AND OVERVIEW....................................................................-1-
         1.1      Establishment of the Plan.....................................................................-1-
         1.2      Purpose of the Plan...........................................................................-1-
         1.3      Overview of the Plan..........................................................................-1-

ARTICLE II
         PHANTOM SHARE AWARDS...................................................................................-1-
         2.1      Award Dates...................................................................................-1-
         2.2      Initial Awards of Phantom Shares..............................................................-2-
         2.3      Future Awards.................................................................................-2-
         2.4      Minimum Performance Requirements..............................................................-2-
         2.5      Payout of Awards..............................................................................-3-
                  (a)      Payout of Initial Awards.............................................................-3-
                  (b)      Delayed Payout Dates.................................................................-3-
                  (c)      Effect of Death, Disability, Retirement, Termination.................................-3-
                  (d)      Minimum Payout.......................................................................-4-
         2.6      Determination of Maturity Value...............................................................-4-
         2.7      Non-transferability of Awards.................................................................-5-
         2.8      Award Certificates............................................................................-5-

ARTICLE III
         ADMINISTRATION.........................................................................................-6-
         3.1      Authority of Board............................................................................-6-
         3.2      Delegation....................................................................................-6-
         3.3      Liability; Indemnification....................................................................-6-

ARTICLE IV
         MISCELLANEOUS..........................................................................................-7-
         4.1      Status of Participants........................................................................-7-
         4.2      Unfunded Status of Plan.......................................................................-7-
         4.3      Tax Withholding...............................................................................-7-
         4.4      Successors....................................................................................-7-
         4.5      Notices.......................................................................................-8-
         4.6      Severability..................................................................................-8-
         4.7      Governing Law.................................................................................-8-

                                                                EXHIBIT 10.12





                                    ARTICLE I
                       ESTABLISHMENT, PURPOSE AND OVERVIEW


1.1      ESTABLISHMENT OF THE PLAN

         The Board of Directors (the "Board") of Aqua-Chem, Inc. ("Aqua-Chem") approved the new Aqua-Chem, Inc. 1998 Phantom Stock Plan ("Plan") as a substitute for the previous Executive Management Incentive Plan ("EMIP") which was terminated as of December 31, 1997.

1.2      PURPOSE OF THE PLAN

         The goal of the Plan is to provide certain senior level executives and officers of Aqua-Chem selected by the Board to participate in the Plan ("Participants") with the opportunity to share in future increases in the value of Aqua-Chem Common Stock without the necessity of using personal funds to purchase stock. This goal is accomplished by awarding each Participant a specified number of phantom shares ("Phantom Shares").

1.3      OVERVIEW OF THE PLAN

         The Plan provides minimum performance requirements, measured in terms of earnings before interest, taxes, depreciation and amortization ("EBITDA"). If these requirements are met, a Participant, who is employed by the Company on the scheduled payment dates (subject to certain exceptions described below), will be entitled to receive the value as of specified maturity dates of the Phantom Shares initially awarded to the Participant (the "Maturity Value"). Maturity Value will be equal to (i) the number of Phantom Shares initially awarded to the Participant, multiplied by (ii) the value of a share of Aqua-Chem Common Stock as determined by the formula set forth in Section 2.6 below.


                                   ARTICLE II
                              PHANTOM SHARE AWARDS


2.1      AWARD DATES

         On April 1 of each year ("Award Date"), commencing April 1, 1998, the Board shall grant to each Participant entitled thereto, as determined by the Board, awards of Phantom Shares ("Awards").

2.2      INITIAL AWARDS OF PHANTOM SHARES

         On the initial Award Date, April 1, 1998, each Participant in the Plan will receive three separate awards of Awards, subject to the conditions and requirements set forth below:

         - The first Award ("1999 Award") will entitle the Participant to receive the Maturity Value as of March 31, 1999 ("Maturity Date").

         - The second Award ("2000 Award") will entitle the Participant to receive the Maturity Value as of March 31, 2000.

         - The third Award ("2001 Award") will entitle the Participant to receive the Maturity Value as of March 31, 2001.

2.3      FUTURE AWARDS

         The number of Phantom Shares to be included in future Awards, the dates Awards will be paid out ("Payout Date") and the Budgeted EBITDA requirements applicable thereto will be determined for each such future Award by the Board in its discretion. Any future Awards will all have a Maturity Date ending on the last day of the third fiscal year following the Award Date.

2.4      MINIMUM PERFORMANCE REQUIREMENTS

         The right of a Participant to receive the Maturity Value of the 1999 Award is contingent upon Aqua-Chem and its subsidiaries, on a consolidated basis, achieving during the fiscal year beginning April 1, 1998 and ending March 31, 1999 "Actual EBITDA" equal to ninety percent (90%) or more of "Budgeted EBITDA" (as these terms are defined below) for such fiscal year.

         The right of a Participant to receive the Maturity Value of the 2000 Award is contingent upon Aqua-Chem and its subsidiaries, on a consolidated basis, during the fiscal year beginning April 1, 1999 and ending March 31, 2000) achieving Actual EBITDA equal to eighty percent (80%) or more of the Budgeted EBITDA for such fiscal year. The right of a Participant to receive the Maturity Value of the 2001 Award is contingent upon Aqua-Chem and its subsidiaries on a consolidated basis during the fiscal year beginning April 1, 2000 and ending March 31, 2001) achieving Actual EBITDA equal to eighty percent (80%) or more of the Budgeted EBITDA for such fiscal year.

         "Actual EBITDA" for any fiscal year shall mean earnings (with appropriate accruals for Awards under the Phantom Stock Plan) before interest, depreciation and amortization as set forth on the annual year end audited consolidated balance sheet of Aqua-Chem with such adjustments, for

                                                                EXHIBIT 10.12


transactions not in the ordinary course of business or otherwise as the Board, in its discretion, determines to be appropriate. "Budgeted EBITDA" shall (subject to such adjustment as the Board, in its discretion determines, to be appropriate in the event of any acquisitions, joint ventures or divestitures) mean the following amounts for the fiscal years indicated:





                           Fiscal Year Ending                 Budgeted EBITDA
                           ------------------                 ---------------
                           March 31, 1999                     $18,333,000
                           March 31, 2000                     $22,909,000
                           March 31, 2001                     $28,678,000

2.5      PAYOUT OF AWARDS

         (a) PAYOUT OF INITIAL AWARDS. Payout Dates for initial Awards shall be as follows:

                  (i) Two-thirds (2/3) of the Maturity Value of the 1999 Award will be paid to Participants on June 1, 1999 and one-third (1/3) of the Maturity Value of the 1999 Award will be paid to Participants on June 1, 2000.

                  (ii) Two-thirds (2/3) of the Maturity Value of the 2000 Award will be paid to Participants on June 1, 2000 and one-third (1/3) of the Maturity Value of the 2000 Award will be paid to Participants on June 1, 2001.

                  (iii) Two-thirds (2/3) of the Maturity Value of the 2001 Award will be paid to Participants on June 1, 2001 and one-third (1/3) of the Maturity Value of the 2001 Award will be paid to Participants on June 1, 2002.

         (b) DELAYED PAYOUT DATES. Payout Dates for any Award may be delayed, as necessary, if the audited year-end financial statements of Aqua-Chem or any of its subsidiaries are delayed for the fiscal year necessary to calculate the Maturity Value (as defined in Section 2.6 below) of such Award.

         (c) EFFECT OF DEATH, DISABILITY, RETIREMENT, TERMINATION. In order to be entitled to receive any payment under the Plan, a Participant must be employed by Aqua-Chem or its subsidiary on the Payout Date for such Award unless the Participant's employment was previously terminated due to:

         (i)      death;

         (ii) disability (as defined in the Aqua-Chem long-term disability insurance policy as in effect from time to time);

                                                                   EXHIBIT 10.12


         (iii) retirement (either normal retirement, as defined in the Aqua-Chem qualified retirement plan as in effect from time to time or early retirement, with the prior written consent of Aqua-Chem); or

         (iv) termination by Aqua-Chem or any of its subsidiaries for reasons other than "Cause" (Cause includes such acts as violation of confidentiality or noncompete agreements; acts of fraud, dishonesty, or gross misconduct; and such other acts which are deemed by the Board to constitute a material breach of employment terms).

In the event of a Participant's termination of employment in accordance with Subsections (i)-(iv) of this Section 2.5(c), such Participant shall be entitled (on such Payout Dates as are specified in Section 2.5 or in future Awards) to payout of the prorated Maturity Value of each Award granted to such Participant, determined by multiplying the Maturity Value of the Award by a fraction, the numerator of which is the number of months in the fiscal year ending on the Maturity Date of such Award in which the Participant was employed by Aqua-Chem or its subsidiary (including the month of separation) and the denominator of which is twelve. If a Participant is for any other reason not employed by Aqua-Chem or a subsidiary on the Payout Date for any Award, any and all amounts otherwise payable to the Participant under such Award shall be forfeited.

         (d) MINIMUM PAYOUT. In the event that for any Participant (i) the amount (based upon performance for 1996 and 1997) that was scheduled to be paid out at the end of the 1998 calendar year under the prior EMIP Plan is greater than the amount that becomes payable to the Participant under the Plan on June 1, 1999 (i.e., two-thirds of the Maturity Value of the 1999 Award) then, in such event the Participant shall, in lieu of the amount payable under the Plan, be entitled to receive the amount that he or she would have received under the EMIP Plan at the end of the 1998 calendar year and (ii) the amount (based upon performance for 1997) that was scheduled to be paid out at the end of the 1999 calendar year under the prior EMIP Plan is greater than the amount that becomes payable to the Participant under the Plan on June 1, 2000 (i.e., two-thirds of the Maturity Value of the 2000 Award) then, in such event the Participant shall, in lieu of the amount payable under the Plan, be entitled to receive the amount that he or she would have received under the EMIP Plan at the end of the 1999 calendar year.

2.6      DETERMINATION OF MATURITY VALUE

         The "Maturity Value" of an Award shall mean an amount equal to (i) the number of Phantom Shares included in the Award, multiplied by (ii) the "Per Share Stock Value" as defined below.

         The "Per Share Stock Value" shall mean an amount, determined as of the Maturity Date of an Award, equal to the following:

         (i) six (6) times Actual EBITDA for the fiscal year ending on the Maturity Date; plus

         (ii) the excess, if any, of the book value of cash and marketable securities as reflected on Aqua-Chem's fiscal year end audited balance sheet as of the Maturity Date over Eight Million Dollars ($8,000,000); minus

         (iii) the sum of the following as reflected on Aqua-Chem's fiscal year end audited balance sheet as of the Maturity Date:

                  (a) the excess, if any, of amount of any indebtedness pursuant to any short term or revolving credit facility which is utilized to meet working capital requirements over Eight Million Dollars ($8,000,000); plus

                  (b) the amount of all other indebtedness arising in connection with borrowed funds, but excluding accounts payable and accrued expenses; plus

                  (c) the book value of the issued and outstanding Series A, B and C Preferred Stock plus accrued dividends thereon;

with the result so obtained, divided by

         (iv) the number of shares of Aqua-Chem Common Stock outstanding or reserved for issuance on the Valuation Date computed on a fully-diluted basis, excluding the Phantom Shares awarded under the Plan but including, without limitation, all shares of Common Stock which may be issuable upon the exercise of any and all stock options or warrants.

2.7      NON-TRANSFERABILITY OF AWARDS

         Participants may not assign Awards other than by will or descent, except that Participants may designate a beneficiary ("Beneficiary") to receive any amounts payable with respect to Awards upon the death of a Participant. A Participant may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall any designation be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Participant's death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant's estate acting through his legal representative, shall be entitled to payout. If the Committee is in doubt as to the right of any person to payout, the Committee may refuse to payout such Award, without liability, until the Committee determines the person entitled to payout. The person applying to the Committee for payout or the Committee may apply to any court of appropriate jurisdiction and such application shall be a complete discharge of the liability of the Committee therefor.

2.8      AWARD CERTIFICATES

         Any Awards made under the Plan will be evidenced by a Certificate signed by the President of Aqua-Chem.










                                   ARTICLE III
                                 ADMINISTRATION


3.1      AUTHORITY OF BOARD

         The Board, or any committee which the Board may appoint ("Committee", unless context clearly indicates otherwise all references to the Board shall also be deemed to be references to the Committee), shall have the sole and exclusive right and authority to:

         (a)      select participants;

         (b) make any and all determinations required in connection with the operation and administration of the Plan;

         (c) make any and all modifications to the terms of the Plan that the Board, in its sole discretion, deems to be appropriate in the event that there should occur a stock split, stock dividend, recapitalization or any other event, which in the sole and exclusive opinion of the Board equitably requires that a modification be made; and

         (d) terminate the Plan and any Awards previously made pursuant to the Plan; provided, however, that any amounts payable in the future to Participants, pursuant to Awards previously made which have reached their scheduled Maturity Date, shall be paid out in accordance with the terms of the Plan.

Any determination made or action by the Board pursuant to the preceding provisions shall be final and binding on the Participants and Aqua-Chem.

3.2      DELEGATION

         The Board and the Committee each may delegate to one or more of its respective members or to any other person or persons such ministerial duties hereunder as it may deem advisable; provided, however, that neither the Board nor the Committee may delegate any of its responsibilities hereunder to any person who is not both a "Non-Employee Director", as that term is defined in subparagraph (b)(3)(i) of Rule 16b-3, and an "outside director", within the meaning of Section 162(m) of the Code. The Board may also employ attorneys, consultants, accountants or other professional advisors and shall be entitled reasonably to rely upon the advice opinions or valuations of any such advisors.

3.3      LIABILITY; INDEMNIFICATION

         No member of the Board or the Committee, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board and Committee shall be fully indemnified, held harmless and protected by Aqua-Chem with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and, in addition, to the extent provided in Aqua-Chem's articles of incorporation and by-laws, as amended from time to time, or under any agreement between any such member and Aqua-Chem.


                                   ARTICLE IV
                                  MISCELLANEOUS


4.1      STATUS OF PARTICIPANTS

         Selection to be a Participant in the Plan does not confer upon any Participant any right to continued employment with Aqua-Chem or any of its subsidiaries or any right to receive any additional future Awards under the Plan.

4.2      UNFUNDED STATUS OF PLAN

         The Plan is an unfunded non-qualified deferred compensation plan for those employees of Aqua-Chem who, in the sole and absolute discretion of the Board, are selected to be Participants. Phantom Shares are only a vehicle for measuring the amount to be paid to each Participant in the Plan. The Plan does not involve the actual ownership of any stock of Aqua-Chem and shall not confer upon any Participant any right to acquire or own any actual shares of Aqua-Chem stock or any rights as a stockholder of Aqua-Chem The status of a Participant, as to any and all amounts due under the Plan, shall be that of a general unsecured creditor.

4.3      TAX WITHHOLDING

                                                                  EXHIBIT 10.12


         Any and all amounts payable to Participants under the Plan shall be subject to reduction for such withholding as may, from time to time, be required under any applicable federal, state or local laws.

4.4      SUCCESSORS

         The obligations of Aqua-Chem under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of Aqua-Chem, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of Aqua-Chem. In the event of any of the foregoing, the Board may, in its discretion prior to the consummation of the transaction and in accordance with Sections 2.4 and 3.1 hereof, exchange, adjust or modify any outstanding Awards, in such manner as the Board deems appropriate and in accordance with applicable law.

4.5      NOTICES

         Notices required or permitted to be given under the Plan shall be sufficiently given if in writing and personally delivered to a Participant or sent by regular mail addressed: to a Participant at the Participant's address as set forth in the books and records of Aqua-Chem or its subsidiaries or affiliates, or to Aqua-Chem or the Board at the principal office of Aqua-Chem clearly marked "Attention: Board of Directors - Compensation Committee."
4.6      SEVERABILITY

         In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

4.7      GOVERNING LAW
         To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.